Exhibit (a)(1)(C)

NOTICE OF GUARANTEED DELIVERY

To Tender Shares of Common Stock

of

BREEZE-EASTERN CORPORATION

at

$19.61 NET PER SHARE

for purchase by

HOOK ACQUISITION SUB INC.

an indirect wholly owned subsidiary of

TRANSDIGM GROUP INCORPORATED

Pursuant to the Offer to Purchase dated December 3, 2015

(Not to be used for Signature Guarantees)

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK

CITY TIME, AT THE END OF THE DAY ON THURSDAY, DECEMBER 31, 2015, UNLESS THE OFFER IS EXTENDED OR EARLIER TERMINATED.

The Depositary for the Offer is:

For Registered and Overnight Mail:	For First Class Mail:
Computershare Trust Company, N.A. Attn Corporate Actions Voluntary Offer 250 Royall Street Suite V Canton, MA 02021	Computershare Trust Company, N.A. Attn Corporate Actions Voluntary Offer P.O. Box 43011 Providence, RI 02940-3011

Via facsimile: (617) 360-6810

To confirm facsimile for eligible institutions only: (781) 575-2332. For information on the offer, please contact the Information Agent.

This Notice of Guaranteed Delivery, or a form substantially equivalent to this form, must be used by stockholders of Breeze-Eastern Corporation, a Delaware corporation (“Breeze-Eastern”), desiring to tender shares of common stock, par value $0.01 per share (the “Breeze-Eastern common stock”), of Breeze-Eastern pursuant to the Offer (as defined below) if (a) certificates representing shares of Breeze-Eastern common stock are not immediately available, (b) if the procedure for delivery by book-entry transfer cannot be completed on a timely basis or (c) delivery of the certificates representing shares of Breeze-Eastern common stock and all other required documents cannot be delivered to Computershare Trust Company, N.A. (the “Depositary”) prior to the Expiration Date (as defined in the Offer to Purchase, dated December 3, 2015 (“the “Offer to Purchase”)). To tender shares of Breeze-Eastern common stock, this Notice of Guaranteed Delivery must be delivered to the Depositary at one of its addresses set forth above and must include a signature guarantee by an Eligible Institution (as defined in the Offer to Purchase) in the form set forth herein. See Section 3—“Procedures for Accepting the Offer and Tendering Shares” of the Offer to Purchase.

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS, OR TRANSMISSION TO A FACSIMILE NUMBER, OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY TO THE DEPOSITARY.

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THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN ELIGIBLE INSTITUTION UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

THE ELIGIBLE INSTITUTION THAT COMPLETES THIS FORM MUST COMMUNICATE THE GUARANTEE TO THE DEPOSITARY AND MUST DELIVER THE LETTER OF TRANSMITTAL, OR AN AGENT’S MESSAGE (AS DEFINED IN THE OFFER TO PURCHASE) IN THE CASE OF BOOK-ENTRY DELIVERY, AND CERTIFICATES FOR SHARES OF BREEZE-EASTERN COMMON STOCK, OR A BOOK-ENTRY CONFIRMATION, TO THE DEPOSITARY WITHIN THE TIME PERIOD SHOWN HEREIN. FAILURE TO DO SO COULD RESULT IN A FINANCIAL LOSS TO SUCH ELIGIBLE INSTITUTION.

Ladies and Gentlemen:

The undersigned hereby tenders to Hook Acquisition Sub Inc. (“Purchaser”), a Delaware corporation and an indirect wholly owned subsidiary of TransDigm Group Incorporated (“TransDigm”), a Delaware corporation, upon the terms and subject to the conditions set forth in Offer to Purchase and the related Letter of Transmittal, dated December 3, 2015 (which together, as amended, supplemented or modified from time to time, constitute the “Offer”), receipt of which is hereby acknowledged, the number of shares of Breeze-Eastern common stock set forth below, pursuant to the guaranteed delivery procedure set forth in Section 3—“Procedures for Accepting the Offer and Tendering Shares” of the Offer to Purchase.

Number of Shares:

Certificate Numbers (If Available):

Name of Tendering Institution:

Name(s) of Record Holders:

Taxpayer Identification or Social Security Number:

☐	Check this box if shares will be delivered by book-entry transfer:

Account Number:

Address(es):
(Zip Code)

Area Code and Telephone Number(s):

Dated:

Signature(s) of Holder(s):

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THE GUARANTEE BELOW MUST BE COMPLETED.

GUARANTEE

(Not to be used for signature guarantee)

The undersigned, an Eligible Institution, hereby (i) represents that the tender of shares of Breeze-Eastern common stock effected hereby complies with Rule 14e-4 under the Exchange Act, and (ii) guarantees to deliver to the Depositary the certificates representing shares of Breeze-Eastern common stock tendered hereby, in proper form for transfer, or a book-entry confirmation with respect to all shares of Breeze-Eastern common stock tendered hereby, together with a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof) with any required signature guarantees, or an Agent’s Message (as defined in the Offer to Purchase) in the case of book-entry delivery, and any other documents required by the Letter of Transmittal within three NYSE MKT trading days after the date hereof.

The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal (or a manually signed facsimile thereof) with any required signature guarantees, or an Agent’s Message in the case of book-entry delivery, and certificates for shares of Breeze-Eastern common stock, or a book-entry confirmation, to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

Name of Firm:
(Authorized Signature)

Address:		Name:
(Please Print)

Title:
(Zip Code)

Area Code and Tel. No.:		Date:

DO NOT SEND CERTIFICATES WITH THIS NOTICE.

CERTIFICATES SHOULD BE SENT ONLY WITH YOUR LETTER OF TRANSMITTAL.

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